As filed with the Securities and Exchange Commission on May 6, 1996

                         Schedule 14A Information

            Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                   TRANS WORLD ENTERTAINMENT CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                   TRANS WORLD ENTERTAINMENT CORPORATION
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


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    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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Set forth the amount on which the filing fee is calculated and state how
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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid
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
                                  [ LOGO ]

                     TRANS WORLD ENTERTAINMENT CORPORATION
                              38 CORPORATE CIRCLE
                             ALBANY, NEW YORK 12203
                                 (518) 452-1242

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

    You are cordially invited to attend the Annual Meeting of Shareholders of Trans World Entertainment Corporation (the "Company"), which will be held at The Desmond, 660 Albany-Shaker Road, Albany, New York 12211, on Wednesday, June 5, 1996, at 10:00 A.M., New York time, for the following purposes:

       1. To elect five directors to serve until the next annual meeting and until their successors are chosen and qualified; and

       2. To transact any such other business as may come properly before the meeting or any adjournment or adjournments thereof.

    The Board of Directors has fixed the close of business on April 24, 1996, as the record date for determining shareholders entitled to notice of and to vote at the meeting.

    YOUR VOTE IS IMPORTANT. A proxy and return envelope are enclosed for your convenience. Please complete and return your proxy card as promptly as possible.

                                          By order of the Board of Directors,

                                          /s/ Matthew H. Mataraso
                                          ------------------------
                                          Matthew H. Mataraso,
                                          Secretary

May 6, 1996

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, A RETURN ENVELOPE, REQUIRING NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR YOUR CONVENIENCE. PROMPT RETURN OF THE PROXY WILL ASSURE A QUORUM AND SAVE THE COMPANY UNNECESSARY EXPENSE.

                     TRANS WORLD ENTERTAINMENT CORPORATION
                              38 CORPORATE CIRCLE
                             ALBANY, NEW YORK 12203
                              -------------------

                                PROXY STATEMENT

    This Proxy Statement is furnished to the shareholders of Trans World Entertainment Corporation, a New York corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders of the Company to be held on June 5, 1996 and any adjournment or adjournments thereof. A copy of the notice of meeting accompanies this Proxy Statement. It is anticipated that the mailing of this Proxy Statement and the form of proxy/voting instruction card will commence on May 6, 1996.

                               VOTING SECURITIES

    The Company has only one class of voting securities, its Common Stock, par value $.01 per share (the "Common Stock"). On April 24, 1996, the record date, 9,737,814 shares of Common Stock were outstanding. Each shareholder of record at the close of business on the record date will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented at the meeting.

                         QUORUM AND TABULATION OF VOTES

    The By-Laws of the Company provide that a majority of the shares of Common Stock issued and outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum at the Annual Meeting of Shareholders of the Company. Votes at the Annual Meeting will be tabulated by an inspector from Chemical Mellon Shareholder Services appointed by the Company. Shares of Common Stock represented by a properly signed and returned proxy are considered as present at the Annual Meeting for purposes of determining a quorum.

    Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from the owners. If specific instructions are not received, however, brokers may vote these shares in their discretion, depending upon the type of proposal involved.

    Pursuant to the Company's By-Laws, directors of the Company will be elected by a favorable vote of a plurality of the shares of Common Stock present and entitled to vote, in person or by proxy, at the Annual Meeting.

    Under New York law, abstentions and broker non-votes will have no effect on the outcome of the election of Directors at the Annual Meeting. Brokers have discretionary authority to vote on the election of directors. If a properly signed proxy form is returned to the Company by a shareholder of record and is not marked, it will be voted "FOR" the proposal set forth herein as Item 1. The enclosed proxy may be revoked by a shareholder at any time before it is voted by the submission of a written revocation to the Company, by the return of a new proxy to the Company, or by attending and voting in person at the Annual Meeting.

                             PRINCIPAL SHAREHOLDERS

    The only persons known by the Board of Directors to be the beneficial owners of more than five percent of the outstanding shares of the Common Stock as of April 24, 1996, the record date, are indicated below:

                      NAME AND ADDRESS OF                         AMOUNT AND NATURE OF    PERCENT OF
                       BENEFICIAL OWNER                           BENEFICIAL OWNERSHIP      CLASS
                  ---------------------------                     --------------------    ----------
Robert J. Higgins..............................................         5,329,850(1)         54.7%
  38 Corporate Circle
  Albany, New York 12203
J.P. Morgan & Co., Incorporated................................           803,000(2)          8.2%
  60 Wall Street
  New York, New York 10260
Dimensional Fund Advisors Inc..................................           510,100(3)          5.2%
  1299 Ocean Avenue
  Santa Monica, California 90401

- ------------

(1) Information is as of April 24, 1996, as provided by the holder. Includes 16,850 shares owned by the wife of Robert J. Higgins.

(2) Information is as of March 29, 1996, as provided by the holder. J.P. Morgan & Co. Incorporated, a bank holding company, subsidiaries of which, a national bank and a registered investment advisor, hold shares in the Company in a fiduciary capacity. J.P. Morgan reported sole voting power with respect to 607,000 shares and sole dispositive power with respect to 803,000 shares.

(3) Information is as of December 31, 1995, as provided by the holder. Dimensional Fund Advisors Inc., a registered investment advisor, holds shares in the Company in a fiduciary capacity. Dimensional reported sole voting power with respect to 370,500 shares and sole dispositive power with respect to 510,100 shares.

    Mr. Higgins, who beneficially owns 5,329,850 shares of Common Stock as of the record date (approximately 54.7% of all outstanding shares), has advised the Company that he presently intends to vote all of his shares for the election of the nominees for director named under "Item 1--ELECTION OF DIRECTORS." If Mr. Higgins votes his shares for the director nominees, no other votes will be required to approve or adopt such actions.

                         ITEM 1. ELECTION OF DIRECTORS

    The Board of Directors currently intends to present to the meeting the election of five directors, each to hold office (subject to the Company's By-Laws) until the next Annual Meeting of Shareholders and until his or her respective successor has been elected and qualified. Directors of the Company will be elected by a plurality vote of the outstanding shares of Common Stock present and entitled to vote at the meeting.

    If any nominee listed below should become unavailable for any reason, which management does not anticipate, the proxy will be voted for any substitute nominee or nominees who may be selected by the Chairman of the Board prior to or at the meeting or, if no substitute is selected prior to or at the meeting, for a motion to reduce the membership of the Board to the number of nominees available. The information concerning the nominees and their security holdings has been furnished by them to the Company.

NOMINEES FOR ELECTION AS DIRECTORS

    ROBERT J. HIGGINS, Chairman of the Board, founded the Company in 1972, and he has participated in its operations since 1973. Mr. Higgins has served as President, Chief Executive Officer and a director of the Company for more than the past five years. He is also the Company's principal shareholder. See "PRINCIPAL SHAREHOLDERS".

    CHARLOTTE G. FISCHER has been Chairman of the Board, President and Chief Executive Officer of Paul Harris Stores, Inc., a publicly-held specialty retailer of women's apparel, since January 28, 1995. Mrs. Fischer was the Vice Chairman of the Board and Chief Executive Officer-designate from April 29, 1994 through January 28, 1995. Mrs. Fischer has also served as a consultant to retail organizations, including the Company. Mrs. Fischer was President and Chief Executive Officer of Claire's Boutiques, Inc. from September 1989 until October 1991 , and was on the Board of Directors of Claire's Stores, Inc., the publicly-held parent company.

    GEORGE W. DOUGAN has been Chief Executive Officer and a member of the Board of Directors of Evergreen Bancorp Inc. since March 7, 1994, and Chairman of the Board since May 19, 1994. Mr. Dougan was the Chairman of the Board and Chief Executive Officer of the Bank of Boston--Florida from June 1992 to March 1994, was the Senior Vice President and Director of Retail Banking of The Bank of Boston Massachusetts from February 1990 to June 1992.

    ISAAC KAUFMAN has been an Executive Vice President of Merry-Go-Round Enterprises, Inc. ("Merry-Go-Round"), a publicly-held specialty retailer, and on its Board of Directors since April 3, 1991, and has been Chief Financial Officer, Secretary and Treasurer of the Company since 1983. Mr. Kaufman has held various finance positions with Merry-Go-Round for the past 23 years. Merry-Go-Round filed for protection from its creditors under Chapter 11 of the U.S. Bankruptcy Code on January 11, 1994 and is currently in a Chapter 7 liquidation.

    MATTHEW H. MATARASO has served as Secretary and a director of the Company for more than the past five years, and has practiced law in Albany, New York during the same period.

EQUITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth the beneficial ownership of Common stock as of April 24, 1996 by each director and named executive officer of the Company and all directors and executive officers as a group. All shares listed in the table are owned directly by the named individuals unless otherwise indicated therein. Except as otherwise stated or as to shares owned by spouses, the Company believes that the beneficial owners have sole voting and investment power over their shares.

                                                                             AMOUNT AND
                                                                               NATURE
                                                                            OF BENEFICIAL
                                                              YEAR FIRST    OWNERSHIP OF
                                                              ELECTED AS   COMMON STOCK AS
                                POSITIONS WITH THE            DIRECTOR/     OF APRIL 24,          PERCENT
    NAME                             COMPANY            AGE    OFFICER          1996              OF CLASS
- --------------------------  --------------------------  ---   ----------   ---------------        --------
Robert J. Higgins.........  Chairman of the Board,      54       1973         5,329,850(1)          54.7%
                              President, Chief
                              Executive Officer and a
                              Director
Matthew H. Mataraso.......  Secretary and a Director    66       1976            40,752(2)          *
Charlotte G. Fischer......  Director                    46       1991            13,370(2)          *
George W. Dougan..........  Director                    56       1984            22,750(2)          *
Isaac Kaufman.............  Director                    49       1991            14,320(2)          *
Edward W. Marshall, Jr....  Executive Vice President--  50       1989           122,684(2)           1.2%
                              Operations
John J. Sullivan..........  Senior Vice President--     43       1995            19,784(2)          *
                              Finance and Chief
                              Financial Officer
Bruce J. Eisenberg........  Senior Vice President--     36       1995            38,798(2)          *
                              Real Estate
All directors and executive
  officers as a group (8 persons).....................
                                                                              5,602,308(1)(2)       56.4%

                                                   (Footnotes on following page)

(Footnotes for preceding page)

- ------------

* Less than 1%

(1) Includes 16,850 shares owned by the wife of Robert J. Higgins.

(2) Included in the shares listed as "beneficially owned" are the following shares which the persons listed have the right to acquire within sixty days pursuant to stock options: (a) under the 1990 Director Stock Option Plan--Mrs. Fischer (13,750), Mr. Dougan (15,250) and Mr. Kaufman (13,750);
    (b) under employee stock option plans--Mr. Mataraso (36,250); Mr. Marshall (83,750), Mr. Sullivan (17,500) and Mr. Eisenberg (5,000); and (c) under all stock option plans--All directors and executive officers as a group (185,250).

BOARD OF DIRECTORS MEETINGS AND ITS COMMITTEES

    The Board of Directors held 11 meetings during the 1995 fiscal year, and also acted on one occasion by unanimous written consent. During the last fiscal year, none of the directors attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees of the Board on which such director served.

    The Company has an Audit Committee of the Board of Directors, consisting of a majority of independent directors, whose members were during the 1995 fiscal year: Isaac Kaufman (Chairman), Charlotte G. Fischer and George W. Dougan. During 1993 and the first two months of 1994, Mrs. Fischer had served as a consultant to the Company, and the Audit Committee waived its requirement that each member be independent, as provided under the Audit Committee's charter. The Audit Committee held two meetings during the 1995 fiscal year. The Audit Committee's responsibilities consist of recommending the selection of independent auditors, reviewing the scope of the audit conducted by such auditors, as well as the audit itself, and reviewing the Company's audit activities and activities and matters concerning financial reporting, accounting and audit procedures, related party transactions and policies generally.

    The Company has a Compensation Committee of the Board of Directors, consisting solely of independent directors, whose members were during the 1995 fiscal year: George W. Dougan (Chairman), Isaac Kaufman and Charlotte G. Fischer. The Compensation Committee held three meetings during the 1995 fiscal year. The Compensation Committee formulates and gives effect to policies concerning salary, compensation, stock options and other matters concerning employment with the Company.

    The Company has no standing nominating committee. Mr. Higgins, the Chairman of the Board, Chief Executive Officer and majority shareholder, was actively involved in the recruitment of all of the current directors.

COMPENSATION OF DIRECTORS

    Cash Compensation. Each director who is not a salaried employee of the Company receives $15,000 retainer per annum plus a $1,000 attendance fee for each committee meeting and board meeting attended, except that the compensation for telephone conference meetings is $500. A Committee chairperson earns an additional $1,000 retainer per year.

    Matthew H. Mataraso received $58,000 in cash compensation and $2,100 in 401(k) contributions from the Company in fiscal 1995 for his services as Secretary of the Company and as counsel. Messrs. Higgins and Mataraso are the only directors eligible to participate in the Company's employee stock option plans.

    Director Stock Option Plan. Each outside Director is entitled to participate in the Company's 1990 Stock Option Plan for Non-Employee Directors (the "Director Stock Option Plan"). Currently, Mrs. Fischer and Messrs. Dougan and Kaufman participate in the Director Stock Option Plan. A total of 250,000 shares of the Common Stock are reserved for issuance pursuant to non-qualified stock options (the "Director Options") issued under such plan, and Director Options covering 87,000 shares of Common Stock have been granted. Stock options issuable under the Director Stock Option Plan are granted at an exercise price equal to 85% of the fair market value of the Common Stock on the date of grant.

    An initial grant of 10,000 Director Options is made to each new director. In addition, Director Options to purchase 1,500 shares of the Company's Common Stock are granted annually on May 1 (or, if May 1 is not a NASDAQ National Market System trading day, on the next succeeding trading day) of any year to any eligible director. All Director Options vest ratably over four years. During fiscal 1995, annual grants to outside Directors of 1,500 Director Options were made at an exercise price of $3.55 per share, compared to the market value on the date of grant of $4.13. Accordingly, compensation expense in the aggregate of $2,610 will be amortized over a 48-month period by the Company for the 1995 grants.

    The Director Stock Option Plan is administered by a committee of three non-participating directors or officers who are authorized to interpret the Director Stock Option Plan but have no discretion with respect to the selection of directors who receive Director Options, the number of shares subject to the Director Stock Option Plan or to each grant thereunder, or the purchase price for shares subject to Director Option. The committee has no authority to materially increase the benefits under the Director Stock Option Plan. The Director Stock Option Committee acted on one occasion by unanimous written consent.

    Retirement Plan. The Company provides the Board of Directors with a noncontributory, unfunded retirement plan that pays a retired director a retirement benefit of $15,000 per year for up to 10 years, depending on the length of service, or the life of the director and his or her spouse, whichever period is shorter. To become vested in the retirement plan a director must reach age 62 and have served on the Board of Directors for a minimum of five consecutive years.

CERTAIN TRANSACTIONS

    The Company leases its 159,000 square foot distribution center/office facility in Albany, New York from Robert J. Higgins, its Chairman, Chief Executive Officer and principal shareholder, under two capitalized leases that expire in the year 2015. The original distribution center/office facility was constructed in 1985. A 77,135 square foot distribution center expansion (the "Expansion") was completed in October 1989 on real property adjoining the existing facility.

    Under the two capitalized leases, dated April 1, 1985 and November 1, 1989 (the "Leases"), the Company paid Mr. Higgins an annual rent of $1,174,929 in fiscal 1995. On January 1, 1996, the aggregate rental increased in accordance with the biennial increase in the Consumer Price Index, pursuant to the provisions of each lease. Neither lease contains any real property purchase option at the expiration of its term. Under the terms of both leases, the Company pays all property taxes, insurance and other operating costs with respect to the premises. Mr. Higgins' obligation for principal and interest on his underlying indebtedness relating to the real property approximates $70,000 per month. The Company also leased certain personal property from Mr. Higgins under the lease dated April 1, 1985 for which the Company paid Mr. Higgins rent of $102,000 in fiscal 1995. The portion of the lease allocable to this personal property expired in July 1995. The aggregate annual rental paid to Mr. Higgins under the Original Lease and the Expansion Lease was $1,276,929 in fiscal 1995.

    The Company leases two of its retail stores from Mr. Higgins under long-term leases, each at an annual rental of $35,000 per year, plus property taxes, maintenance and a contingent rental if a specified sales level is achieved. In fiscal 1995 the Company paid Mr. Higgins $30,000 for a one year lease, expiring on October 31, 1995, for certain parking facilities contiguous to the Company's distribution center/office facility. The lease was renewed through October 31, 1996, after approval by the Audit Committee.

    The Company regularly utilizes privately-chartered aircraft for its executives, primarily those owned or partially owned by Mr. Higgins. During fiscal 1995, the Company chartered an airplane under an unwritten agreement with Quail Aero Services of Syracuse, Inc., a corporation in which Mr. Higgins is a one-third shareholder. Payments made by the Company during fiscal 1995 were $69,733. The Company also chartered an aircraft from Crystal Jet, a corporation wholly owned by Mr. Higgins. During fiscal 1995 payments to Crystal Jet aggregated $166,988. The Company believes that the charter rates and terms are as favorable to the Company as those generally available to it from other commercial charterers.

    The transactions that were entered into with an "interested director" were approved by a majority of disinterested directors of the Board of Directors, either by the Audit Committee or at a meeting of the Board of Directors. The Board of Directors believes that the leases and other provisions are at rates and on terms that are at least as favorable as those that would have been available to the Company from unaffiliated third parties under the circumstances.

EMPLOYMENT AGREEMENTS

    As founder and Chief Executive Officer of the Company, Robert J. Higgins has been instrumental in the operations of the Company. During fiscal 1995, Mr. Higgins was employed as President and Chief Executive Officer of the Company pursuant to a one year employment agreement. In January 1996, the Compensation Committee and Mr. Higgins entered into a new employment agreement providing for the employment of Mr. Higgins as President and Chief Executive Officer for a three-year term commencing on February 4, 1996 and continuing until January 30, 1999, unless earlier terminated pursuant to its terms. Pursuant to its terms, Mr. Higgins earns a minimum annual salary of $575,000, is reimbursed for two club memberships, and is entitled to payment of or reimbursement for life insurance premiums of up to $150,000 per year on insurance policies for the benefit of persons designated by Mr. Higgins. In addition, Mr. Higgins is eligible to participate in the Company's executive bonus plan, health and accident insurance plans, stock option plans, and in other fringe benefit programs adopted by the Company for the benefit of its executive employees. For the fiscal year ended February 3, 1996, Mr. Higgins earned no incentive compensation under the employment agreement.

    In the event of a change in control of the Company, Mr. Higgins may elect to serve as a consultant to the Company at his then current compensation level for the remainder of the term of the Employment Agreement or elect to receive two and one-half times his annual compensation in the most recently completed fiscal year. The employment agreement provides for no further compensation to Mr. Higgins if he is terminated for cause, as defined therein.

    Edward W. Marshall has a severance agreement in effect that provides, under certain conditions, payment of severance equal to one year of annual compensation, at a level not less than his current salary of $250,000, upon his termination following severance without cause (as defined), including termination following a change in control of the Company. Mr. Marshall's severance agreement contains an "evergreen" provision for automatic renewal each year.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    Composition and Purpose of the Compensation Committee. The Company's Compensation Committee (the "Committee") was comprised during fiscal 1995 of three non-employee directors of the Company. It is the Company's policy to constitute the Committee with directors that qualify as outside directors under the 1993 amendments to the federal income tax law.

    The Committee's purpose is to hire, develop and retain the highest quality of managers possible. It is principally responsible for establishing and administering the executive compensation program of the Company. These duties include approving salary increases for the Company's key executives and administering both the annual incentive plan and the stock option plans.

    Compensation Philosophy and Overall Objectives. The components of the executive compensation program are salary, annual incentive awards and stock options. The program is designed to: (1) attract and retain competent people with competitive salaries; (2) provide incentives for increased profitability; and (3) align the long-term interests of management with the interests of shareholders by encouraging executive ownership of common stock of the Company.

Salary and Annual Incentive Compensation

    Salaries. The Committee believes that it is necessary to pay salaries that are competitive within the industry and geographic region in order to attract the types of executives needed to manage the business. In 1994, the Compensation Committee engaged KPMG Peat Marwick LLP, a nationally known compensation consulting firm, to assist the Committee in evaluating and modifying its executive compensation program and in developing a peer group of specialty retailers that are comparable to the Company in terms of annual revenues. A majority of the 14 companies in such peer group are traded on the NASDAQ National Market System, and are incorporated into the peer index used in the performance graph. See "FIVE YEAR PERFORMANCE GRAPH".

    Annual salary recommendations for the Company's executive officers (other than the Chief Executive) are made to the Committee by the Chief Executive. The Committee reviews and then approves, with any modifications it deems appropriate, such recommendations. Factors such as increased management responsibility and achievement of operational objectives are considered, but not formally weighted, in determining an increase. The Committee also used a compensation study prepared by KPMG Peat Marwick LLP, along with the Committee members' experience in the retail industry, in evaluating the executive salary levels. The Committee believes that it must keep the base pay component at or above the median range to remain competitive in attracting competent management.

    Annual Performance Incentives. Key executives, including the named executive officers, were eligible for annual incentive (bonus) awards based on the performance of the Company against predetermined targets. The annual incentive program provides for payment shortly after the fiscal year being measured.

    For 1995, the Committee established as the principal goal a threshold level of earnings per share before bonuses would be paid to executive officers. Earnings per share was used as the primary corporate performance measure for bonuses because it is a key measure of success for the Company and its shareholders. Each named executive officer was eligible to earn from 17.5% to a maximum of 70% of his salary in incentive payments if the target of earnings per share was achieved by the Company. If the targets were not achieved then the incentives would be reduced to lower levels. Below a certain earnings per share level no incentives were to be paid.

    Because the threshold was not achieved in fiscal 1995, and the Company's earnings fell significantly below the lowest target, no annual incentive payments were awarded to the named executive officers. However, Mr. Marshall received a guaranteed bonus of $50,000 in connection with his promotion to Executive Vice President in August 1994 and Mr. Eisenberg received a $100,000 bonus for his efforts in closing stores under the Company's restructuring program.

Long Term Incentives

    The Committee uses a broad-based stock option plan, with over 150 participants, as the principal long term incentive for executives. The stock option plan is designed to encourage executive officers to become shareholders and to achieve meaningful increases in shareholder value. The Committee normally grants stock options to executive officers annually. The level of stock option grants are determined using a matrix that considers the executive's position, salary level, and the performance of the executive as measured by the individual's performance rating.

    The Company also has a restricted stock plan which the Committee may use to grant awards of common stock to officers and other key employees of the Company. The Committee believes that the Company's long-term goals are best achieved through long-term stock ownership. The level of awards are granted at the discretion of the Committee.

Chief Executive Officer's Compensation

    The Chief Executive was compensated in fiscal 1995 according to a one year employment agreement, approved by the Committee, that continued in effect through February 3, 1996. The agreement provided for no salary adjustment over the salary rate in fiscal 1994. The Committee considered the Chief Executive's intimate knowledge of the Company's operations and specific skills in the retail music and video industry in keeping the base compensation at the same level of fiscal 1993 and fiscal 1994, which factors were necessarily subjective. The employment agreement provided for participation in the management bonus plan at a level of 25% of the Chief Executive's salary to a maximum of 150% of his salary if certain targets were achieved by the Company. Because the threshold level of earnings per share was not achieved, the Chief Executive earned no incentive payment for the fiscal year ended February 3, 1996.

    In January 1996, the Committee and Mr. Higgins entered into a new employment agreement providing for the employment of Mr. Higgins as President and Chief Executive Officer for a three-year term commencing on February 4, 1996 and continuing until January 30, 1999, unless earlier terminated pursuant to its terms. Three major changes were made from the previous agreement with Mr.
Higgins: the one year term was increased to three years, base compensation was increased from $550,000 to $575,000 and the bonus arrangement is based on achievement of specified pre-tax earnings targets over a two year period. The employment agreement provides for participation in the management bonus plan at a level of 25% of salary to a maximum of 160% of his salary if certain targets are achieved by the Company.

Deductibility of Compensation Expenses

    Regulations under Section 162(m) of the Internal Revenue Code, proposed in December 1993, generally disallow a tax deduction to a public corporation for tax years after 1993 for compensation over $1 million for its chief executive officer or any of its four other highest-paid officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. No named executive of the Company earned more than $1 million in 1995. The Committee has adopted a new annual incentive plan for its executives, which generally follows the requirements of the proposed regulations, and the Committee will review the annual incentive plan from time to time to determine what changes are necessary or appropriate so that awards under the plan will be excluded from the deduction limit.

Compensation Committee Interlocks and Insider Participation

    There were no Compensation Committee interlocks during fiscal 1995. None of these members were an officer or employee of the Company, a former officer of the Company, or a party to any relationship requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended.

                             COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS
                           GEORGE W. DOUGAN, CHAIRMAN
                              CHARLOTTE G. FISCHER
                                 ISAAC KAUFMAN

- ------------
(1) Notwithstanding anything to the contrary set forth in the Company's previous filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934 Act, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding report of the Compensation Committee and the performance graph on page 12 shall not be incorporated by reference into any such filings.

EXECUTIVE OFFICERS AND COMPENSATION

    The Company's executive officers are identified below. At year end, four officers met the definition of "executive officer" under applicable regulations for fiscal year 1995, including the Chief Executive. Executive officers of the Company currently hold the same respective positions with Record Town, Inc., the Company's wholly-owned subsidiary through which all retail operations are conducted. The Summary Compensation Table sets forth the compensation paid by the Company and its subsidiaries for services rendered in all capacities during the last three fiscal years to each of the four executive officers of the Company whose cash compensation for that year exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                      COMPENSATION AWARDS
                                     ANNUAL COMPENSATION            -----------------------
                              ----------------------------------    RESTRICTED   SECURITIES
                                                    OTHER ANNUAL      STOCK      UNDERLYING    ALL OTHER
NAME AND PRINCIPAL            SALARY      BONUS     COMPENSATION     AWARD(S)     OPTIONS/    COMPENSATION
       POSITION       YEAR      ($)        ($)          ($)            ($)        SARS (#)        ($)
- -------------------   ----    -------    -------    ------------    ----------   ----------   ------------
Robert J.             1995    550,000          0        68,653(1)      --                0       95,161(1)
  Higgins..........   1994    550,000          0        79,514(1)      --                0       78,960(1)
  Chairman,           1993    550,000          0        91,027(1)      --                0       45,255
  President and
  Chief Executive
  Officer
Edward W.             1995    263,206     50,000        --    (2)     132,500(4)    15,000        4,423(3)
  Marshall.........   1994    234,826     50,000        26,875(5)      --                0        4,146(3)
  Executive Vice      1993    190,751          0        --    (2)      --           45,000        3,854(3)
  President--
  Operations
John J. Sullivan...   1995    161,009          0        --    (2)      --           15,000        4,903(3)
  Senior Vice         1994    130,096     30,000        --    (2)      --                0        3,822(3)
  President and       1993    126,012     32,039        --    (2)      --           13,000        3,919(3)
  Chief Financial
  Officer
Bruce J.              1995    137,340    100,000        --    (2)     100,000(4)    15,000        2,772(3)
  Eisenberg........   1994     79,327    100,000        --    (2)      --            5,000            0
  Senior Vice         1993     37,500          0        --    (2)      --           15,000            0
  President--
  Real Estate(6)

- ------------

(1) "Other Annual Compensation" in fiscal 1995, 1994 and 1993 for Mr. Higgins includes $ 58,335, $71,040, and $82,208, respectively, in payments for or reimbursement of life insurance premiums made on behalf of Mr. Higgins or his beneficiaries, pursuant to his employment agreement. "All Other Compensation" in fiscal 1994 and fiscal 1995 for Mr. Higgins consists of the maximum dollar value of premiums paid by the Company with respect to split dollar life insurance policies that the Company owns on the lives of Mr. Higgins and his wife. The Company will recoup most or all of such premiums upon maturity of the policies, but the maximum potential value is calculated in line with current SEC instructions as if the 1994 and 1995 premiums were advanced without interest until the time that the Company expects to recover the premium.

(2) "Other Annual Compensation" for the named executive was less than $50,000 and also less than 10% of the total of annual salary and bonus reported.

(3) "All Other Compensation" for the named executive consists of employer matching contributions for the 401(k) Savings Plan.

(4) The amount in this column represents the dollar value at the date of award of restricted stock awards calculated using the closing sale price of Trans World Entertainment Common Stock on the date of grant. Mr. Marshall received 25,000 shares of restricted stock of which 60% shall vest on January 31, 1998; an additional 20% shall become vested on January 31, 1999, and the final 20% shall become vested on January 31, 2000. Mr. Eisenberg received 25,000 shares of restricted stock of which 20% shall become vested on April 30, 1998; an additional 20% shall become vested on April 30, 1999, and the final 60% shall become vested on April 30, 2000.

(5) "Other Annual Compensation" for Mr. Marshall included $25,000 for forgiveness of a loan.

(6) Mr. Eisenberg has been an employee since August 1993.

STOCK OPTION PLANS

    The Company has two employee stock option plans in place, the 1986 Incentive and Non-Qualified Stock Option Plan, as amended and restated (the "1986 Plan"), with an aggregate of 1,100,000 shares authorized for issuance, and the 1994 Stock Option Plan (the "1994 Plan"), with an aggregate of 1,000,000 shares (the 1986 Plan and the 1994 Plan are collectively referred to as the "Stock Option

Plan"). The following tables set forth, as to each of the named executive officers, certain information with respect to all options granted or exercised for the fiscal year ended February 3, 1996 under the Stock Option Plan.

                   STOCK OPTION GRANTS IN LAST FISCAL YEAR(1)

    The following table sets forth information concerning individual grants of stock options made during the fiscal year ended February 3, 1996, to each of the named executive officers of the Company.

                                       INDIVIDUAL GRANTS                                POTENTIAL REALIZABLE
                            ----------------------------------------                          VALUE AT
                             NUMBER OF      PERCENT OF                                ASSUMED ANNUAL RATES OF
                            SECURITIES        TOTAL                                   STOCK PRICE APPRECIATION
                            UNDERLYING       OPTIONS       EXERCISE                             FOR
                              OPTIONS       GRANTED TO      OR BASE                       OPTION TERM (3)
                            GRANTED (#)    EMPLOYEES IN      PRICE      EXPIRATION    ------------------------
    NAME                      (1) (2)      FISCAL YEAR     ($/SHARE)       DATE       5% ($)           10% ($)
- -------------------------   -----------    ------------    ---------    ----------    -------          -------
Mr. Higgins..............           0           N/A           --          --            --               --
Mr. Marshall.............      15,000           6.7%        $  3.63        2005        34,243           86,779
Mr. Sullivan.............      15,000           6.7%        $  3.63        2005        34,243           86,779
Mr. Eisenberg............      15,000           6.7%        $  3.63        2005        34,243           86,779

- ------------

(1) No SARs were granted.

(2) Stock Options are exercisable annually in 4 equal installments, commencing on the first anniversary of the date of grant, and vest earlier upon the officer's death or disability. The stock options have a term of ten years. All options granted under the Stock Option Plan may become immediately exercisable upon the occurrence of certain business combinations. The Compensation Committee of the Board of Directors may accelerate or extend the exercisability of any options subject to such terms and conditions as the Committee deems appropriate. The option exercise price was set at the fair market value (last reported sale price) on the date of grant.

(3) These amounts are based on assumed appreciation rates of 5% and 10% as prescribed by Securities and Exchange Commission rules, and are not intended to forecast possible future appreciation, if any, of the Company's stock price. The Company's stock price was $3.50 at February 3, 1996, the fiscal year end, which is below the stated exercise price used to calculate the assumed appreciation value.

                   AGGREGATED STOCK OPTION EXERCISES IN LAST
               FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES (1)

    The following table sets forth information concerning each exercise of stock options made during the fiscal year ended February 3, 1996, by each of the named executive officers of the Company, and the value of unexercised stock options held by such persons as of February 3, 1996.

                                                                  NUMBER OF SECURITIES     VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED    IN-THE-MONEY OPTIONS
                                                                   OPTIONS AT FISCAL        AT FISCAL YEAR-END
                                  SHARES                              YEAR-END (#)                 ($)
                                 ACQUIRED                        ----------------------    --------------------
                                ON EXERCISE    VALUE REALIZED         EXERCISABLE/             EXERCISABLE/
    NAME                            (#)             ($)              UNEXERCISABLE           UNEXERCISABLE(2)
- -----------------------------   -----------    --------------    ----------------------    --------------------
Mr. Higgins..................     --              --                     --                     --
Mr. Marshall.................     --              --                  76,250/53,750                 0/0
Mr.Sullivan..................     --              --                  13,000/27,000                 0/0
Mr. Eisenberg................     --              --                   1,250/33,750                 0/0

- ------------

(1) There have been no SARs issued and there are no SARs outstanding.

(2) Calculated on the basis of the fair market value of the underlying securities as of February 3, 1996 minus the exercise price.

                          FIVE-YEAR PERFORMANCE GRAPH

    The following line graph reflects a comparison of the cumulative total return of the Company's Common Stock from January 31, 1991 through January 31, 1996 with the NASDAQ Index (U.S. Stocks) and with a NASDAQ Retail Trade Stocks index. Because only one of the Company's leading competitors has been an independent publicly traded company over the period, the Company has elected to compare shareholder returns with the published index of retail companies compiled by NASDAQ. All values assume $100 invested on January 31, 1991, and that all dividends were reinvested.


                     TRANS WORLD ENTERTAINMENT CORPORATION
                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN


300
                             [ GRAPH ]
200

100

  0
   1991         1992        1993      1994     1995      1996


                                                           1991    1992    1993    1994    1995    1996
                                                           ----    ----    ----    ----    ----    ----
Trans World Entertainment Corp. ........................   100     138      82      78      32      20
NASDAQ (U.S.)...........................................   100     153     173     199     190     268
NASDAQ Retail Trade Stocks..............................   100     175     158     169     149     169

          COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934, as amended, generally requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission. Based solely upon its review of the copies of such reports received by it, or upon written representations obtained from certain reporting persons, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors, and greater-than-ten-percent stockholders were complied with, except for as set forth below.

    Mr. Mataraso, a director of the Company, and Mr. Eisenberg, an executive officer of the Company, each acquired and disposed of shares of common stock through transactions in the Company's 401(k) Plan that were not reported on a timely basis. During fiscal 1992 and 1993, Mr. Mataraso purchased, in the aggregate, 137 shares of common stock and sold, in the aggregate, 150 shares of common stock. In 1995, Mr. Eisenberg purchased 915 shares of common stock and sold 157 shares of common stock within a six month period. A Form 4 was filed in the interim which omitted these transactions. Mr. Marshall, an executive officer of the Company, inadvertently omitted the purchase of 2,425 shares of common stock from a subsequent filing on Form 4. All of the transactions noted above were reported on Form 5 by each person on March 19, 1996.

                                 OTHER MATTERS

    Other Items. Management knows of no other items or matters that are expected to be presented for consideration at the meeting. If other matters properly come before the meeting, however, the persons named in the accompanying proxy intend to vote thereon in their discretion.

    Proxy Solicitation. The Company will bear the cost of the meeting and the cost of soliciting proxies, including the cost of mailing the proxy materials. In addition to solicitation by mail, directors, officers, and regular employees of the Company (none of whom will be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries to forward proxies and proxy material to their principals, and the Company will reimburse them for their ordinary and necessary expenses.

    Independent Auditors. The Board of Directors currently intends to select KPMG Peat Marwick LLP as independent auditors for the Company for the fiscal year ending February 1, 1997. KPMG Peat Marwick LLP has acted as auditors for the Company since 1994, when they purchased the Albany practice of Ernst & Young, the Company's auditors since 1985. Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting of Shareholders and available to make statements to and respond to appropriate questions of shareholders.

    Financial Statements. The Company's 1995 Annual Report to the Shareholders (which does not form a part of the proxy solicitation material), including financial statements for the fiscal year ended February 3, 1996, are being sent concurrently to shareholders. If you have not received or had access to the 1995 Annual Report to Shareholders, please write to the Company to the attention of:
Treasurer, 38 Corporate Circle, Albany, New York 12203, and a copy will be sent to you free of charge.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

    Shareholders of the Company wishing to include proposals in the proxy material in relation to the Annual Meeting of the Company to be held in 1997 must submit the same in writing so as to be received at the executive offices of the Company on or before February 14, 1997. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholders' proposals. Proposals should be addressed to Matthew H. Mataraso, Secretary, Trans World Entertainment Corporation, Albany, NY 12203. No such proposals were received with respect to the annual meeting scheduled for June 5, 1996.

                                          By Order of the Board of Directors,

                                          /s/ Matthew H. Mataraso
                                          -----------------------
                                          Matthew H. Mataraso,
                                          Secretary

May 6, 1996

PROXY

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                    TRANS WORLD ENTERTAINMENT CORPORATION

     The undersinged hereby appoints Robert J. Higgins and Matthew H. Mataraso proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Trans World Entertainment Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held June 5, 1996 or any adjournment thereof.


    (Continued, and to be marked, dated and signed, on the other side)

                            FOLD AND DETACH HERE

                                                              Please mark
                                                              your vote as  [X]
                                                              indicated in
                                                              this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.             WITHHELD
                                                                FOR     FOR ALL

Item 1-ELECTION OF DIRECTORS                                   [   ]      [   ]

Item 2-Other matters in their discretion that may come properly before the meeting.


Nominees:

Robert J. Higgins, Matthew H. Mataraso, George W. Dougan,
Charlotte G. Fischer and Isaac Kaufman


WITHHELD FOR: (Write that nominee's name in the space provided below).


- -------------------------------------------------------------------


Signature:                    Signature                    Date
           ------------------           -----------------        -------

Note: Please sign as name appears hereon, Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                            FOLD AND DETACH HERE